Exhibit 3.3

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles
BUSINESS CORPORATIONS ACT	T.K. SPARKS

This Notice of Articles was issued by the Registrar on: December 31, 2022 12:01 AM Pacific Time

Incorporation Number:                     BC1392756

Recognition Date and Time: December 31, 2022 12:01 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

B.C. UNLIMITED LIABILITY COMPANY STATEMENT

The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.

Name of Company:

OVINTIV CANADA ULC

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2600, THREE BENTALL CENTRE	SUITE 2600, THREE BENTALL CENTRE
595 BURRARD STREET, P.O. BOX 49314	595 BURRARD STREET, P.O. BOX 49314
VANCOUVER BC V7X 1L3	VANCOUVER BC V7X 1L3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2600, THREE BENTALL CENTRE	SUITE 2600, THREE BENTALL CENTRE
595 BURRARD STREET, P.O. BOX 49314	595 BURRARD STREET, P.O. BOX 49314
VANCOUVER BC V7X 1L3	VANCOUVER BC V7X 1L3
CANADA	CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Eilers, Meghan N.

Mailing Address:	Delivery Address:
SUITE 4400, 500 CENTRE STREET SE	SUITE 4400, 500 CENTRE STREET SE
CALGARY AB T2G 1A6	CALGARY AB T2G 1A6
CANADA	CANADA

Last Name, First Name, Middle Name:
Verhaest, H. Jason

Mailing Address:	Delivery Address:
SUITE 4400, 500 CENTRE STREET SE	SUITE 4400, 500 CENTRE STREET SE
CALGARY AB T2G 1A6	CALGARY AB T2G 1A6
CANADA	CANADA

Last Name, First Name, Middle Name:
Code, Corey D.

Mailing Address:	Delivery Address:
SUITE 4400, 500 CENTRE STREET SE	SUITE 4400, 500 CENTRE STREET SE
CALGARY AB T2G 1A6	CALGARY AB T2G 1A6
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

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